UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2008

OPKO Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-26648 (Commission File Number)	75-2402409 (IRS Employer Identification No.)

4400 Biscayne Blvd Suite 1180 Miami, Florida 33137 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (305) 575-4138

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2008, David Eichler resigned as a member of the Board of Directors of OPKO Health, Inc. (the “Company”). The resignation of Mr. Eichler did not involve any disagreement with the Company. Effective as of January 24, 2008, Richard C. Pfenniger, Jr. was appointed as a director of the Company to fill the vacancy created by Mr. Eichler’s resignation. Mr. Pfenniger was also appointed to serve as Chairman of the Company’s Audit Committee.

Effective January 24, 2008, the Board also voted to increase the size of the Board from nine to ten directors, and the Board appointed Thomas E. Beier to fill the additional seat created on the Board. Mr. Beier was appointed to serve on the Company’s Audit Committee and the Compensation Committee.

ITEM 9.01.	Financial Statements and Exhibits.

     (d) Exhibits

99.1	Press Release dated January 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

By:	/s/ Rao Uppaluri
Name: Rao Uppaluri
Title: Chief Financial Officer

Date January 25, 2008